Exhibit 99.6

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (together with all schedules attached hereto, as may be amended, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of July 30, 2020 (the “Effective Date”), is by and between ANAGRAM INTERNATIONAL, INC., a Minnesota corporation (“Anagram”), AMSCAN INC., a New York corporation (“Purchaser”) and, solely in its capacity as a guarantor pursuant to Section 11(L), Party City Holdings Inc., a Delaware corporation (“PCH”). Anagram and Purchaser are each sometimes referred to herein as “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Anagram is a manufacturer and wholesaler of primarily foil balloons and balloon accessories;

WHEREAS, Purchaser is a purchaser and wholesale distributor of foil balloons and balloon accessories;

WHEREAS, Anagram and Purchaser have an established history of engaging in the sale and purchase of foil balloons and balloon accessories with each other;

WHEREAS, Anagram and PCH are party to that certain Services Agreement dated as of July 30, 2020 (the “Services Agreement”) and that certain Intellectual Property Cross-License dated as of July 30, 2020 (the “IP License”); and

WHEREAS, Anagram and Purchaser wish to enter into a supply agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to be legally bound as follows:

1.	Supply Agreement.

A. During each Term (as defined below), and subject to the terms and conditions set forth herein, Purchaser hereby designates Anagram as its primary supplier of Balloons (as defined below) and Anagram shall supply Purchaser with Balloons as ordered by Purchaser on the terms set forth in this Agreement. For each order of Balloons, Purchaser shall submit a new purchase order to Anagram substantially in the form attached hereto as Schedule A, as such form may be modified by consent of the Parties from time to time. Each purchase order made by Purchaser shall be subject to the terms of conditions of this Agreement in all respects. In the event of any conflicts or inconsistencies between this Agreement and any purchase order, the provisions of this Agreement shall prevail. Each purchase order as contemplated in this Agreement shall be subject to acceptance by Anagram.

B. Purchaser agrees that, during each Term, and subject to the terms and conditions set forth herein, Anagram shall supply Balloons to Purchaser, and Purchaser shall purchase Balloons from Anagram, in the aggregate annual minimum amounts in each Contract Year (as defined below), as set forth on Schedule B attached hereto. Purchaser hereby covenants and agrees that it will not intentionally seek to avoid the performance of, and will at all times in good faith carry out its obligations in all material respects under, this Section 1(B).

C. “Balloons” means all balloons made of synthetic material other than latex, including, without limitation, foil, nylon, metallic or similar balloons, including, without limitation, all such balloons (i) that are currently stocked by Purchaser and its affiliates and/or (ii) as may be developed or acquired by Anagram after the date hereof.

D. “Change of Control” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of Purchaser and its subsidiaries, taken as a whole; or

(b) (A) any person (other than one or more direct or indirect holders of the equity interests of Purchaser as of the date of this Agreement) or (B) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (other than one or more direct or indirect holders of the equity interests of Purchaser as of the date of this Agreement) holds more than 50.0% of the equity interests of Purchaser.

E. “Domestic Customer” means any third-party wholesale customer that purchases Balloons primarily for distribution and/or sale in the Domestic Market.

F. “Domestic Market” means the United States of America and its territories.

G. “International Customer” means any third-party wholesale customer that purchases Balloons primarily for distribution and/or sale in an International Market.

H. “International Market” means the internal market of any country other than the Domestic Market.

I. “Purchaser Affiliate” means, individually, any of Amscan Europe GmbH, a German limited liability company, Amscan Holdings Limited, a United Kingdom limited company, and Anagram International, LLC, a Nevada limited liability company, and “Purchaser Affiliate Group” means, collectively, all of the Purchaser Affiliates.

J. “Termination Fee” means Twenty Million Dollars (U.S.$ 20,000,000).

2.	Pricing and Annual Purchase Commitment.

A. During each Term, for the Domestic Market, Balloons sold by Anagram to Purchaser in accordance with the provisions of this Agreement will be invoiced by Anagram at prices that are no more favorable to Purchaser than the wholesale pricing offered by Anagram to its largest Domestic Customers by volume; provided, however, that Anagram shall be permitted to offer rebates and other volume-based discount programs (i)

for so long as Purchaser remains Anagram’s largest customer by volume, on terms that are no more favorable to Purchaser than those offered to Anagram’s largest Domestic Customers by volume, and (ii) at such time as Purchaser is no longer Anagram’s largest customer by volume, on terms that are no more favorable to Purchaser than those offered to Anagram’s Domestic Customers purchasing comparable quantities of Balloons by volume.

B. During each Term, for any International Market, Balloons sold by Anagram to any Purchaser Affiliate in accordance with the provisions of this Agreement will be invoiced by Anagram on pricing terms and conditions, including with respect to wholesale pricing, rebates and other volume-based discount programs, that are reasonably consistent with Anagram’s historical practices for such International Market.

C. Anagram shall be entitled to apply any rebates and other volume-based discount programs against accounts receivable attributable to Purchaser or any Purchaser Affiliate in lieu of a cash payment to Purchaser or any applicable Purchaser Affiliate. The foregoing rebate will be calculated and paid in a manner and at times consistent in all material respects with the Parties’ practices as of the date hereof.

D. During each twelve (12) month period within the Initial Term or any given Renewal Term (each, a “Contract Year”), Purchaser shall purchase from Anagram not less than the Total Annual Purchase Commitment (as defined in Schedule B) for such Contract Year (or pro-rated period, as the case may be). Within thirty (30) calendar days following the end of each Contract Year (or pro-rated period, as the case may be), Purchaser shall send to Anagram a statement (including reasonable supporting detail, which shall include extracts of Purchaser’s financial records substantiating amounts spent, as noted in the applicable statement) setting forth (x) Party City Corporation and Purchaser Affiliate Group’s aggregate U.S. dollar and U.S. dollar-equivalent purchases of Balloons from all suppliers thereof during the immediately preceding Contract Year (or pro-rated period, as the case may be) (for each Contract Year or pro-rated period, as the case may be, the “Total PCC Purchases”) and (y) Purchaser and Purchaser Affiliate Group’s aggregate U.S. dollar and U.S. dollar-equivalent purchase of Balloons from Anagram during the immediately preceding Contract Year (or pro-rated period, as the case may be) (for each Contract Year or pro-rated period, as the case may be, the “Actual Purchase Amount”). In the event that the Actual Purchase Amount listed on a statement is less than the Total Annual Purchase Commitment listed on such statement (the “Calculated Annual Minimum”), Purchaser shall promptly either (i) pay to Anagram in cash the amount by which the Calculated Annual Minimum exceeds the Actual Purchase Amount (such excess, the “Purchase Commitment Shortfall Amount”), (ii) purchase Balloons from Anagram with an aggregate purchase price equal to the Purchase Commitment Shortfall Amount (which purchase shall not count toward the current Contract Year’s or any subsequent Contract Year’s Total PCC Purchases or Actual Purchase Amount) or (iii) purchase Balloons from Anagram with an aggregate purchase price that is less than the Purchase Commitment Shortfall Amount (such aggregate purchase price, the “Partial Shortfall Payment Amount”) (which purchase shall not count toward the current Contract Year’s or any subsequent Contract Year’s Total PCC Purchases or Actual Purchase Amount) and pay to Anagram in cash the difference between such Partial Shortfall Payment Amount and the applicable Purchase Commitment Shortfall Amount (any payment and/or purchase described in items (i), (ii) or (iii) above, a “Shortfall Reimbursement”). If Purchaser fails to effect a Shortfall Reimbursement as required by this Section 2(D), then Anagram, in its sole discretion, may, on thirty (30) calendar days’ written notice to Purchaser, declare Purchaser in default hereunder and Anagram thereafter will be entitled to seek to enforce any or all of its rights and remedies hereunder, at law or in equity.

E. Purchaser shall maintain, in all material respects, accurate books and records with respect to its inventory and its requirements of Balloons while this Agreement is in effect and for a period of fifteen (15) months after termination of this Agreement. Anagram shall have the right, upon three (3) business days’ written notice, to audit Purchaser’s applicable books and records, solely for the purpose of ascertaining compliance with this Agreement, and Purchaser shall provide such access to Anagram and its representatives. If an audit conducted by Anagram pursuant hereto reasonably determines that Purchaser has not complied with its Annual Purchase Commitment hereunder with respect to a given Contract Year (or pro-rated period, as the case may be), then Purchaser shall promptly, upon demand, pay Anagram the Shortfall Reimbursement in accordance with Section 2(D) hereof, and Purchaser shall additionally reimburse Anagram for all reasonable costs incurred by Anagram associated with such audit. If Purchaser fails to effect a Shortfall Reimbursement or to reimburse Anagram for all reasonable costs incurred by Anagram associated with an audit, as required by this Section 2(E), then Anagram, in its sole discretion, may, on thirty (30) calendar days’ written notice to Purchaser, declare Purchaser in default hereunder and Anagram thereafter will be entitled to seek to enforce any or all of its rights and remedies hereunder, at law or in equity.

F. Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that Anagram’s prices for Balloons may increase from time to time, subject to market conditions and/or consistent with Anagram’s practices.

G. Notwithstanding anything to the contrary set forth herein, but subject to Purchaser’s obligation to pay Anagram the Shortfall Reimbursement in accordance with Sections 2(D) and 2(E) hereof, this Agreement does not (i) constitute or impose any obligation on the part of Purchaser to purchase any specific Balloon products, except as may be ordered by Purchaser in accordance herewith, (ii) require Purchaser to deal exclusively with Anagram or create any exclusivity obligations of any kind on the part of Purchaser (without limiting the foregoing, Purchaser expressly reserves the right to purchase any Balloon products or similar products from any other persons in compliance with this Agreement), or (iii) create, whether expressly or by implication, any Anagram preference, priority, right or reliance of any kind with respect to any products (or any particular present or future volume of product orders), except for the rights expressly set forth herein.

H. This Agreement does not limit Anagram’s right to manufacture, source or sell, or preclude Anagram from manufacturing, sourcing or selling, to any person, or entering into any agreement with any other person related to the manufacture, sourcing or sale of Balloons or other goods or products that are similar to or competitive with the Balloons.

3.	Payment Terms.

A. Payment by Purchaser for all Balloons shipped by Anagram shall be made on the terms set forth on Schedule C attached hereto.

B. Any and all sales, use, value-added, ad valorem and similar taxes, excises, assessments, levies, imposts, duties, costs and penalties that may be assessed or imposed by any governmental agency in connection with this Agreement or any related purchase order shall be paid by the Party on which they are imposed and shall be the sole obligation of such Party.

4.	Shipment Terms.

A. Shipment terms for all Balloons purchased hereunder shall be as set forth on Schedule C attached hereto.

B. Subject to Purchaser’s and its affiliates’ material compliance with their obligations under Sections 2, 3 and 4 of the Intellectual Property Cross-License Agreement and Section 2 of the Services Agreement, Anagram shall use its commercially reasonable efforts to fulfill the orders for Balloons placed by Purchaser and accepted by Anagram pursuant to the terms of this Agreement.

C. Subject to Purchaser’s and its affiliates’ material compliance with their obligations under Sections 2, 3 and 4 of the Intellectual Property Cross-License Agreement and Section 2 of the Services Agreement, Anagram agrees that, during any given Term, it will:

(i)

continue to handle and fulfill orders by Purchaser in a manner consistent with (x) past practice and (y) how Anagram handles and fulfills orders for its third-party wholesale customers, and in the event of the occurrence of a force majeure event that prevents Anagram from handling and fulfilling orders in a manner consistent with items (x) or (y) of this Section 4(C)(i), including, without limitation, any act of God, natural disaster, fire, flood, shortage, embargo, strike, epidemic, pandemic, disease outbreak, civil unrest, riot, act of terrorism, hostilities, sabotage, war, act of government prohibiting or impeding performance, or other similar situation, or any escalation or worsening of any of the foregoing, Anagram will handle and fulfill orders by Purchaser in a manner consistent with its treatment of its third-party wholesale customers;

(ii)	provide products of comparable quality to the products being supplied to Anagram’s third-party wholesale customers during such Term; and

(iii)	provide products manufactured and labeled in compliance with all applicable laws and regulations.

5.	Term of Agreement; Termination.

A. This Agreement shall become effective on the Effective Date and will continue through and including July 30, 2021 (the “Initial Term”), whereupon it will automatically renew for additional one (1) year periods; provided, that Anagram may elect to terminate this Agreement upon written notice delivered at least thirty (30) calendar days prior to the expiration of the then-current term (each additional one (1) year period, a “Renewal Term”, and each of the Initial Term and the Renewal Terms, a “Term”), unless sooner terminated as follows:

i. either Party may terminate this Agreement upon written notice to the other Party if the other Party breaches any express material term or condition of this Agreement and fails to cure such breach within forty-five (45) calendar days after receiving written notice of such breach from the other Party;

ii. Anagram may terminate this Agreement upon written notice to Purchaser if Purchaser fails to take such steps to remediate its purchase volume shortfalls (or to pay Anagram make-whole payments) in accordance with Section 2(D) hereof, in each case without relieving Purchaser of its obligations to remediate such purchase volume shortfalls (or to pay Anagram make-whole payments) in accordance with Section 2(D) hereof notwithstanding the termination of this Agreement;

iii. Anagram may terminate this Agreement upon written notice to Purchaser if Purchaser undergoes a Change of Control; and

iv. Anagram may terminate this Agreement upon written notice to Purchaser if PCH terminates the Services Agreement and / or the IP License.

B. If this Agreement is terminated other than pursuant to clause (A) of this Section 5 or subject to a material uncured breach by Purchaser that results in Purchaser’s material non-performance under this Agreement (including as a result of Purchaser’s rejection of this Agreement pursuant to the applicable provisions of the Bankruptcy Code in any bankruptcy of Purchaser) (any such termination or breach a “Liquidated Damages Event”), Purchaser shall pay to Anagram the Termination Fee. The Termination Fee shall be presumed to be equal to the liquidated damages sustained by Anagram as the result of a Liquidated Damages Event and Purchaser agrees that the Termination Fee is reasonable under the circumstances. Purchaser further agrees that: (i) the Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) there has been a course of conduct between Purchaser and Anagram giving specific consideration in this transaction for the payment by Purchaser of the Termination Fee; (iii) Purchaser shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (iv) the agreement by Purchaser to pay the Termination Fee is a material inducement to Anagram to enter into this Agreement; and (v) the Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of Anagram and it would be impractical and extremely difficult to ascertain the actual amount of damages to Anagram or profits lost by Anagram as a result of the termination of this Agreement by the Purchaser.

C. Except as set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right that shall have accrued to the benefit of any Party and shall not relieve any Party of any obligation that has accrued prior to the date of such termination or expiration. Except as expressly stated otherwise herein, the remedies hereunder are cumulative, and nothing in this Agreement shall prevent any Party, in the case of a breach, from not terminating this Agreement and instead seeking to enforce its rights hereunder.

D. Upon any termination or expiration of this Agreement in accordance with the provisions hereof, (i) the provisions in Sections 6 through 10 hereof shall survive such termination or expiration and (ii) Purchaser’s obligations to remediate purchase volume shortfalls (or to pay Anagram make-whole payments) in accordance with Section 2(D) hereof shall survive.

6.	Disclaimer; Limitation of Liability

A. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED (INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, ACCURACY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION) ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL SUCH REPRESENTATIONS OR WARRANTIES NOT SET FORTH IN THIS AGREEMENT ARE HEREBY WAIVED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, UNDER NO CIRCUMSTANCES, INCLUDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY, SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, LOSS OF BUSINESS, INTERRUPTION OR BUSINESS, REMITTANCES, COLLECTIONS, INVOICES, PENALTIES, INTEREST OR FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING HEREUNDER, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

B. EXCEPT FOR THE TERMINATION FEE UNDER SECTION 5B HEREOF, WHICH AMOUNT IS EXCLUDED FROM AND IN NO WAY LIMITED BY THIS SECTION 6B, UNDER NO CIRCUMSTANCES SHALL THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING FROM CONTRACT, TORT, WARRANTY, NEGLIGENCE OR OTHERWISE, EXCEED THE AMOUNTS PAID BY PURCHASER UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT PURCHASER’S OBLIGATION TO PAY ANAGRAM AMOUNTS PURSUANT TO SECTION 2(D) HEREOF SHALL NOT BE SUBJECT TO, AND SHALL NOT ACCRUE AGAINST, THE FOREGOING LIMITATION OF LIABILITY.

7.	Notices.

Any and all notices required hereunder shall be in writing and shall be (a) sent by certified, first-class mail, postage prepaid, return receipt requested, (b) sent by national overnight courier for next business day delivery, (c) delivered by electronic mail or (d) delivered by facsimile, to the addresses or facsimile numbers of the other Party as set forth below. Each such notice will be effective (i) if given by certified mail, upon receipt (and refusal of receipt shall constitute receipt), (ii) if given by national overnight courier, one business day after being furnished thereto, or (iii) on the date sent, if sent by electronic mail or facsimile transmission, receipt confirmed (and if not so confirmed, on the next business day).

If to Anagram:	Anagram International, Inc.
7700 Anagram Drive
Minneapolis, MN 55344
Email:
Facsimile:
Attention: Jim Plutt
CC: Legal Department
If to Purchaser:	Amscan Inc.
80 Grasslands Road
Elmsford, New York 10523
Email:
Facsimile:
Attention: Michael Harrison
CC: Legal Department

8.	Governing Law and Venue.

A. This Agreement and all sales transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

B. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction and venue of the federal courts of the United States located in the Southern District of the State of New York or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan (“New York Courts”) in any action arising out of or relating to this Agreement, and (ii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement in the New York Courts, including any objection based on its place of incorporation or domicile. Each of the Parties consents and agrees that any service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 7 hereof or in any other manner permitted by applicable law.

9.	Arbitration.

Except as expressly set forth in this Agreement, and except for a Party’s right to seek injunctive relief or to enforce arbitration awards pursuant to this Agreement and in accordance with Section 8 hereof, all disagreements, disputes, controversies and claims arising out of this Agreement shall be submitted to and resolved by binding arbitration in accordance with and pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as then in effect; provided, however, that prior to submitting a matter to arbitration, the Parties shall engage in good faith discussions of the matter for at least twenty five (25) business days. The Parties agree that any dispute will be heard by a single arbitrator. The arbitrator shall be selected by mutual agreement of the Parties, or if no agreement can be reached, the arbitrator shall be selected by the American Arbitration Association. The discovery period in an arbitration brought pursuant to this provision shall last no more than thirty (30) calendar days after the date on which the discovery period is commenced.

Each Party shall bear its own costs and expenses in the event of any dispute hereunder.

10.	Confidential Information.

A. Confidential Information Defined. “Confidential Information” shall mean each Party’s business, technical, engineering, manufacturing, marketing, sales, customer, financial and other information relating to such Party or any of its affiliates or their respective businesses that constitutes trade secrets or know-how or is otherwise proprietary or not generally known to the public or other information which the disclosing Party or any of its affiliates or representatives (each, a “Disclosing Party” and, collectively, the “Disclosing Parties”) otherwise informs the receiving Party or any of its affiliates or representatives (each, a “Receiving Party” and, collectively, the “Receiving Parties”) is confidential, whether by so indicating on such information or otherwise, and shall include any such information received by or on behalf of a Receiving Party prior to or following the execution of this Agreement. Confidential Information shall include information in any form, whether written, graphic, electronic, physical or other form and may include raw data, graphs, charts, drawings, models, samples, hardware, photographs, software or electronic code.

B. Loss of Status. Confidential Information shall not include information, data, knowledge and know-how that, as shown by written records, (i) is known to the Receiving Parties prior to disclosure to such Receiving Parties, (ii) is in the public domain prior to disclosure to such Receiving Parties, (iii) enters the public domain through no violation of this Agreement after disclosure to such Receiving Parties, or (iv) the Receiving Parties independently develop without reliance on Confidential Information.

C. Disclosures. Each Party and its affiliates and representatives shall keep the Confidential Information communicated to it by the other Party confidential and shall not disclose such information or provisions to any third party without the prior written approval of the other Party, except that either Party may disclose such provisions to the extent required by law; provided, that the Receiving Parties give the Disclosing Parties prompt notice in accordance with the terms of Section 7 hereof prior to any disclosure required by demand under lawful process to allow the Disclosing Parties to make a reasonable effort (at the Disclosing Parties’ sole cost) to obtain a protective order or otherwise protect the confidentiality of such information. Notwithstanding the foregoing, a Receiving Party may disclose Confidential Information of a Disclosing Party (i) to its officers, directors, employees, contractors, affiliates and representatives and to third parties to whom such disclosure is reasonably necessary in connection with the performance of this Agreement; provided, that such recipient is notified of the confidential nature of such Confidential Information and agrees to abide by the applicable terms of this Section 10 with respect to such Confidential Information or (ii) as required to enforce or exercise the Receiving Party’s rights under this Agreement. Nothing contained herein shall be deemed to grant either Party, whether expressed or implied, a license or other right or interest in the Confidential Information of the other Party or in any trademark or other similar property of the other, except as expressly provided hereunder.

11.	Miscellaneous.

A. Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent breach or default. Failure or delay by either Party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

B. Conflicts in Provisions. In the event of any apparent conflicts or inconsistencies between this Agreement and any Schedules hereto, to the extent possible, such provisions shall be interpreted so as to make them consistent, and if that is not possible, the provisions of this Agreement shall prevail.

C. Headings. The section headings herein are for reference and convenience only and shall not govern the interpretation hereof.

D. Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

E. Assignment. This Agreement shall be binding upon the successors and assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign, delegate or transfer all or any of its respective rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may assign, delegate or transfer this Agreement or any of its respective rights or obligations to (i) its affiliate, so long as the assigning Party unconditionally guarantees the obligations of such affiliate or (ii) due to an exercise of rights and remedies under collateral documentation with respect to any Secured Parties (as defined below). No provision herein shall prohibit the pledge or assignment of Anagram’s and/or any of its subsidiaries or affiliates’ rights hereunder to any lender or lenders (or an agent or trustee therefor) (collectively, “Secured Parties”) as collateral for the indebtedness, liabilities and obligations of Anagram and/or any of its subsidiaries or affiliates to any such Secured Parties, and any such pledged or assigned rights and all associated rights and powers shall be subject to any such Secured Parties’ rights under any collateral documentation governing or pertaining to such pledge or assignment. Except as provided in such collateral documentation, such Secured Parties shall not have any liability solely as a result of such pledge or assignment.

F. Amendment. No alternation, waiver, cancellation, or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

G. Approvals and Similar Actions. Wherever agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably conditioned, delayed or withheld.

H. Entire Agreement. This Agreement (together with all schedules attached hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, subject to any term sheet detailing any applicable rebate or other volume-based discount programs, as may be mutually agreed by the Parties and in effect from time to time.

I. Third Party Beneficiaries. Other than the Secured Parties’ rights as set forth in Section 11(E) hereof, this Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to or against any such third party except as otherwise expressly provided herein.

J. Construction. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

L. PCH Guaranty. PCH hereby guarantees the full and prompt payment, performance or discharge when due of all liabilities and obligations of Purchaser now existing or hereafter incurred under, arising out of or in connection with this Agreement (collectively, the “Guaranteed Obligations”), if and only to the extent that any portion of such Guaranteed Obligations remain unpaid or are not performed or discharged when due. All payments, performance and discharge of the Guaranteed Obligations by Parent under this Section 11(L), shall be subject to the same terms and conditions applicable to Purchaser under this Agreement. The obligations of PCH under this Section 11(L) shall be enforceable against PCH to the extent enforceable against Purchaser under this Agreement. PCH reserves the right to assert any defense that Purchaser may have under this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ANAGRAM INTERNATIONAL, INC.

By:	/s/ Todd Vogensen
Todd Vogensen:
Vice President, Treasurer

AMSCAN INC.

By:	/s/ Michael Harrison
Michael Harrison
Vice President

[Signature Page – Supply Agreement]

Schedule A

Form of Purchase Order

Schedule C

Balloons Terms and Pricing

Shipment Terms:	Free domestic freight on order amounts to be consistent with past practice.

Payment Terms for Balloons:	Except as otherwise provided for in any term sheet detailing any applicable rebate or other volume-based discount programs, to the extent any exists, as may be mutually agreed and then in effect between the Parties, or any agreement of the Parties to the contrary, payment for all Balloons shipped by Anagram shall be 1% 10 net 60 calendar days from the date of shipment of such Balloons.

Volume & Support:	Includes Anagram.